EXHIBIT 5.0

                  [LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP]

                                  June 27, 2007

Ms. Janet Janes, President
Canusa Capital Corp.
68220 Espada Road
Cathedral City, CA  92234

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Canusa Capital Corp.

Dear Ms. Janes:

You have requested my opinion as special counsel for Canusa Capital Corp., a Delaware corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of 1,000,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement, and I hereby disclaim any responsibility for the Registration.

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Delaware securities laws, including without limitation, the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.

Ms. Janes
June 27, 2007
Page 2


The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                    Regards,

                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen Batcher
                                    ----------------------------
                                    Karen A. Batcher, Esq.